Exhibit 10.2

Brian Kelley
President and CEO

March 1, 2004

Mr. Michael P. Fergus
6640 Springside Avenue
Downers Grove, IL 60516

RE: EMPLOYMENT AGREEMENT

Dear Mike:

Pursuant to Section VIII of your Employment Agreement, dated January 11, 1995, with Allied Van Lines, Inc. (together with SIRVA, Inc., North American Van Lines, Inc. and each of their affiliates, the "Company"), the Company hereby notifies you that your Employment Agreement will terminate on February 28, 2005. Further, effective as of the date hereof and pursuant to Section VIII of your Employment Agreement, you are hereby relieved of all duties and responsibilities as President, Moving Services and as otherwise specified in your Employment Agreement. Accordingly, you hereby resign from all positions and all titles with the Company.

Notwithstanding the foregoing, you shall remain an Associate of the Company for the 1-year period from March 1, 2004 until February 28, 2005 (and shall continue to receive your current salary and benefits during such time, excluding any amounts you would have been eligible to receive under the Company's 2004 Management Incentive Plan) and, in connection therewith, you hereby agree to:

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Be an industry liaison for all customer visits for sales;

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Assist with agent relationships and agent contract negotiations through contract execution;

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Assist with moving services acquisitions;

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Report to the Chief Executive Officer of the Company (or his designate, the "CEO") from time to time as requested by the CEO; and

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Perform such other duties as may be reasonably requested from time to time by the Company.

Except in connection with the above duties and after the date hereof, you acknowledge and agree that you do not have authority to bind the Company to any contracts or commitments and you agree not to create any obligation for the Company or attempt to bind the Company in any manner whatsoever. You also acknowledge and agree that you do not have any supervisory or managerial responsibility or authority after March 1, 2004, that proper notice has been provided to you under the terms of your Employment Agreement, and that certain provisions of your Employment Agreement will survive its termination. Nothing contained herein is intended to affect your rights under the SIRVA, Inc. Stock Incentive Plan.

Mike, your service to SIRVA has been invaluable and I look forward to working with you in the future.

Very truly yours,

/s/ Brian P. Kelley

Brian Kelley

ACKNOWLEDGED AND AGREED
as of the first date written above.

/s/ Michael P. Fergus Michael P. Fergus